                                                                     EXHIBIT (e)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made and entered into as of this 25th day of November 2003, by and among KIRR MARBACH PARTNERS FUNDS, INC., a Maryland corporation (the "Corporation") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor").

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Corporation desires to retain the Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Exhibit A hereto (as amended from time to time) (the "Fund"); and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, this Agreement has been approved by a vote of the Corporation's board of directors ("Board of Directors" or the "Board") and its disinterested directors in conformity with Section 15(c) of the 1940 Act; and

         WHEREAS, the Distributor is willing to act as principal underwriter for the Corporation on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. APPOINTMENT OF QUASAR AS THE DISTRIBUTOR

         The Corporation hereby appoints the Distributor as its agent for the sale and distribution of Shales of the Fund, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

         2. SERVICES AND DUTIES OF THE DISTRIBUTOR

         A. The Distributor agrees to sell Shares of the Fund on a best efforts basis as agent for the Corporation during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Fund and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Corporation under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

         B. During the continuous public offering of Shares of the Fund, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of the Fund and will accept such orders on behalf of the Corporation. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

         C. The Distributor, with the operational assistance of the Corporation's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

         D. In connection with all matters relating to this Agreement, the Distributor agrees to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations, The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Corporation and the Distributor.

         E. The Distributor agrees to cooperate with the Corporation or its agent in the development of all proposed advertisements and sales literature relating to the Fund. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators, those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Corporation any comments provided by regulators with respect to such materials and to use its best efforts to obtain, the approval of the regulators to such materials.

         F. The Distributor, at its sole discretion, may repurchase Shares offered for sale by shareholders of the Fund. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Corporation and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase. The Corporation reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Corporation to receive and transmit promptly to the Corporation's transfer agent, shareholder requests for redemption of Shares.

         G. The Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Fund. The form of any dealer agreement shall be mutually agreed upon and approved by the Corporation and the Distributor. The Distributor may pay a portion of any applicable sales charge, or allow a discount to a selling broker-dealer, as described in the Prospectus or, if not so described, as agreed upon with the broker-dealer. The Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven
(7) business days after the date of confirmation of such purchases.

         H. The Distributor shall devote its best efforts to effect sales of Shares of the Fund but shall not be obligated to sell any certain number of Shares.

         I. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-l payments received by the Distributor, if any.

         J. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Corporation recognizes that from time to time, officers and.employees of the Distributor may serve as directors, directors, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

         3. DUTIES AND REPRESENTATIONS OF THE CORPORATION

         A. The Corporation represents that it is duly organized and in good standing under the law of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act. The Corporation agrees that it will act in material conformity with its Articles of Incorporation, its By-Laws, its Registration Statement, as may be amended from time to time, and the resolutions and other instructions of its Board. The Corporation agrees to comply in all material respects with the 1933 Act, the 1940 Act and all other applicable federal and state laws and regulations. The Corporation represents and warrants that this Agreement has been duly authorized by all necessary action by the Corporation under the 1940 Act, state law and the Corporation's Articles of Incorporation and By-Laws.

         B. The Corporation, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Fund under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Corporation authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

         C. The Corporation represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Corporation further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"), including any and all applicable interpretation of such by the staff of the SEC. The Corporation shall advise the Distributor promptly of any such determination.

         D. The Corporation agrees to advise the Distributor promptly in writing:

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

                  (i) of any material correspondence or other communication by the SEC or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

                  (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

                  (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

                  (iv) of all actions taken by the SEC with respect to any amendments, to any Registration Statement or Prospectus, which may from time to time be filed with the SEC.

         E. The Corporation shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Corporation shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

         F. The Corporation agrees to file from time to time, such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         G. The Corporation shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value, In addition, the Corporation shall keep the Distributor fully informed of its affairs and shall provide to the Distributor, from time to time, copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Corporation by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Corporation shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor, Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

         H. The Corporation represents and warrants that its Registration Statement and any advertisements and sales literature prepared by the Corporation or its agent (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the . Distributor pursuant to this Agreement shall be true and correct in all material respects.

         4. DUTIES AND REPRESENTATIONS OF THE DISTRIBUTOR

         A. The Distributor represents that it is duly organized and in good standing under the law of its jurisdiction of organization, is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD. The Distributor agrees that it will act in material conformity with its Articles of Organization and its By-Laws, as may be amended from time to time. The Distributor agrees to comply in all material respects with the 1933 Act, the 1934 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Distributor represents and warrants that this Agreement has been duly authorized by all necessary action by the Distributor under the Distributor's Articles of Organization and By-Laws.

         B. The Distributor agrees to advise the Company promptly in writing of the initiation of any proceedings against it by the SEC or its staff, the NASD or any state regulatory authority.

         5. COMPENSATION

         As compensation for the services performed and the expenses assumed by Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Distributor shall be entitled to the fees and expenses set forth in Exhibit B hereto (as amended from time to time), which are payable promptly after the last day of each month. Such fees and expenses shall be paid to Distributor by the Corporation from Rule 12b-l fees payable by the Fund.

         6. EXPENSES

         A. The Corporation or the Fund shall bear all costs and expenses in connection with the registration of its Shares with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of the Fund, including but not limited to; (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Fund; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Corporation pursuant to Section 3(E) hereof.

         B. The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

         7. INDEMNIFICATION

         A. The Corporation shall indemnify, defend and hold the Distributor and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith)

(collectively, "Losses") that the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Corporation or its agent, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or based upon the Corporation's failure to comply with the terms of this Agreement or applicable law; provided, however, that the Corporation's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. The Corporation's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Corporation being notified of such action or claim of loss brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, unless the failure to give notice does not prejudice the Corporation. Such notification shall be given by letter or by telegram addressed to the Corporation's President, but the failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation's indemnity agreement contained in this Section 7(A).

         B. The Corporation shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the reasonable fees and expenses of any additional counsel retained by them. If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation and the Distributor, and each, of its present or former members, officers, employees, representatives or any controlling person, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor and them. The Corporation's indemnification agreement contained in Sections 7(A) and 7(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Corporation agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any of the Shares.

         C. The Corporation shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

         D. The Distributor shall indemnify, defend and hold the Corporation and each of its present or former directors, officers, employees, representatives and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all Losses that the Corporation, each of its present or former directors, officers, employees, representatives, or any such controlling person may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Corporation's Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon Distributor's failure to comply with the terms of this Agreement or applicable law, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, written information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Corporation, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor being notified of any action or claim of loss brought against the Corporation, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Corporation or such person unless the failure to give notice does not prejudice the Distributor, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 7(D).

         E. The Distributor shall be entitled to participate at its own expense in the defense or if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Corporation, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, or reasonable fees and expenses of any if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the counsel retained by the Corporation and them. The Distributor's indemnification agreement contained in Sections 7(D) and 7(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any

Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Corporation's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

         F. No person shall be obligated to provide indemnification under this
Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible. The provisions of this Section 7 shall survive the termination of this Agreement.

         8. OBLIGATIONS OF THE CORPORATION

         This Agreement is executed by and on behalf of the Corporation and the obligations of the Corporation hereunder are not binding upon any of the directors, officers or shareholders of the Corporation individually, but are binding only upon the Corporation and with respect to the Fund to which such obligations pertain.

         9. GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the letter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

         10. DURATION AND TERMINATION

         A. This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two (2) years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Corporation's Board; or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event, the continuance is also approved by a majority of the Corporation's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

         B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties; or (iii) upon no less than sixty (60) days' written notice, by either the Corporation upon the vote of a majority of the members of its Board who, are not "interested persons" of the Corporation and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. If required under the 1940 Act, any such amendment must be approved by the Corporation's Board, including a majority of the Corporation's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor. This Agreement will automatically terminate in the event of its assignment.

         C. Sections 7, 9, 11 and 12 shall survive termination of this Agreement.

         11. CONFIDENTIALITY

         The Distributor agrees on behalf of its employees to treat all records relative to the Corporation and prior, present or potential shareholders of the Corporation as confidential, and not to use such records for any purpose other than performance of the Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Corporation, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation. Records and information that have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph,

         In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Corporation or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor, or as may be required by law. The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

         12. ANTI-MONEY LAUNDERING PROGRAM

         The Distributor represents and warrants that it; (i) has adopted an anti-money laundering compliance program ("AML Program") that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; and (iii) will promptly notify the Corporation and the Advisor if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and (vi) will promptly remedy, any material deficiency of which it learns.

         13. MISCELLANEOUS

         The captions in this Agreement are included for convenience of reference only and in no way,define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

         14. NOTICES

         Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses as set forth below:

Notice to the Distributor shall be sent to:

         Quasar Distributors, LLC
         ATTN: President
         615 East Michigan Street
         Milwaukee, Wisconsin 53202

notice to the Corporation shall be sent to:

         KIRR MARBACH PARTNERS FUNDS, INC
         ATTN: MICKEY KIM
         P.O. BOX 1729
         COLUMBUS, IN 47202

and notice to the Advisor shall be sent to:

         KIRR MARBACH AND COMPANY, LLC
         ATTN: MICKEY KIM
         P.O. BOX 1729
         COLUMBUS, IN 47202

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

KIRR MARBACH PARTNERS FUNDS, INC

By: -s- MICKEY KIM
    ---------------------------------------------------

    MICKEY KIM, VICE-PRESIDENT, TREASURER AND SECRETARY

QUASAR DISTRIBUTORS, LLC

By: -s- James Schoenike
    ---------------------------------------------------

    James Schoenike, President

                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                   FUND NAMES

              SEPARATE SERIES OF KIRR MARBACH PARTNERS FUNDS, INC.

Name of Series                                                        Date Added

Kirr Marbach Partners Value                                           __________

                                              [U.S. BANCORP. FUND SERVICES LOGO]

                            QUASAR DISTRIBUTORS, LLC
                        REGULATORY DISTRIBUTION SERVICES
                               ANNUAL FEE SCHEDULE

BASIC DISTRIBUTION SERVICES*

- Fee at the annual rate of .01 of 1% (one basis point) of the Fund's average dally net assets, payable monthly in arrears

- Minimum annual fee: first class or series -- $15,000; each additional class or series -- $3,000

ADVERTISING COMPLIANCE REVIEW/NASD FILINGS

- $150 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter

-   NON-NASD FILED MATERIALS, E.G. INTERNAL USE ONLY MATERIALS

    $100 per job for the first 10 pages (minutes if tape or video); $20 per page (minutes if tape or video) thereafter.

-   NASD EXPEDITED SERVICE FOR 3 DAY TURNAROUND

    $1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter. (Comments are faxed. NASD may not accept expedited request.)

LICENSING OF INVESTMENT ADVISOR'S STAFF (IF DESIRED) AS BROKER-DEALER REPRESENTATIVES

- $900 per year per registered representative ("RR"), for 3 individuals or less. $2,000 annual fee per RR, for 4 or more RRs

- Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66, 63/65

- Plus all associated NASD and State fees for RRs, including license and renewal fees.

OUT-OF-POCKET EXPENSES (IF APPLICABLE)*

Seasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

- typesetting, printing and distribution of Prospectuses and shareholder reports

- production, printing, distribution and placement of advertising and sales literature and materials

-   engagement of designers, free-lance writers and public relations firms

-   long-distance telephone lines, services and charges

-   postage

-   overnight delivery charges

-   NASD registration and filing fees

-   record retention

-   travel lodging and meals

Fees are billed monthly.

- Upon prior approval of the Corporation

                                    EXHIBIT B

U.S. BANCORP FUND SERVICES, LLC
(CONFIDENTIAL - PRICING VALID FOR 45 DAYS)

                                    AGREEMENT

         THIS AGREEMENT IS MADE AS OF November 25, 2003, between Kirr. Marbach & Company, LLC (the "Adviser"), a limited liability company organized and existing under the laws of the State of Indiana, and Quasar Distributors, LLC, a Delaware limited liability company ("Quasar").

         WHEREAS, Quasar has agreed to act as principal underwriter to the Kirr, Marbach Partners Funds, Inc. (the "Fund") pursuant to a distribution agreement dated November 25, 2003 ("Distribution Agreement"); and

         WHEREAS, the Adviser serves as the investment adviser to the Fund and recognizes benefits from Quasar's distribution efforts by virtue of the maintenance or increase in Fund assets; and

         WHEREAS, the Distribution Agreement limits the fees the Fund may pay Quasar to the amounts authorized under the Fund's Distribution Plan pursuant to Rule 12b-l under the Investment Company Act of 1940, as amended ("Rule 12b-l Plan");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         To the extent fees and expenses incurred by Quasar, in connection with its performance under the Distribution Agreement exceed the permissible payments authorized under the Fund's Rule 12b-l Plan, the Adviser shall promptly remit payment to Quasar for such difference.

         The Adviser agrees to indemnify, defend, and hold Quasar, its officers and directors, and any person who controls Quasar within the meaning of Section 15 of the Securities Act of 1933, free and harmless from those indemnifiable acts described in Section 7 of the Distribution Agreement, arising out of or based upon any action of a registered representative employed by the Adviser,

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly designated officers, in one or more counterparts, as of the day and year first written.

                                              KIRR, MARBACH & COMPANY, LLC

                                              By: -s- MICKEY KIM
                                                  ------------------------------
                                              Its: MANAGING DIRECTOR

                                              QUASAR DISTRIBUTIONS, LLC

                                              By: -s- JAMES SCHOENIKE
                                                  ------------------------------
                                              Its: PRESIDENT